                                                                    EXHIBIT 3.13

                            CHARTER OF INCORPORATION
                                       OF
                         DURHAM MANUFACTURING CO., INC.

                    [BUILDERS FIRSTSOURCE OF NASHVILLE, INC.]

            The undersigned natural person, having capacity to contract and acting as the Incorporator of the Corporation under the Tennessee General Corporation Act, adopts the following Charter for such Corporation.

                                   ARTICLE I

            The name of the Corporation is DURHAM MANUFACTURING CO., INC.

                                   ARTICLE II

            The Corporation shall have perpetual existence.

                                  ARTICLE III

            The address of the principal office of the Corporation in the State of Tennessee shall be DURHAM MANUFACTURING CO., INC., P.O. Box 471, 348 Durham Avenue, Gallatin, Tennessee 37066.

                                   ARTICLE IV

            The purposes for which the Corporation is organized are:

            (a) Specific Purpose. The specific and original business in which the Corporation is primarily to engage is the general business of buying and selling building supplies and merchandise and to process, deal in, manufacture, install, store, handle, transport, or otherwise work in or with building materials of all kinds, including lumber, roofing, insulating materials, plaster, wall, tile, ornamental and other boards, brick, concrete, structural steel, re-enforcing steel, glass, stone, pottery tile, lighting fixtures, hardware, bathroom fixtures, plumbing supplies, electrical supplies, cements and plasters, stucco, stone and gravel, resinous waxes, textiles, incinerators, cesspools and septic tanks, fencing, wire and staples, waterproofing materials, rubber, linoleums, carpets, builders' tools and machinery, and any and every other material, appurtenance, or process useful in, necessary for or convenient in building, construction, engineering and maintenance.

            (b) Additional Purposes. The additional purposes for which the Corporation is organized are:

            (1) To purchase, to receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guarantee, contract in respect of trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal or mixed, tangible or intangible, wherever situated and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper and other obligations and evidences of interest in or indebtedness of any person, firm, or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

            (2) To hire and employ agents, servants, and employees, and to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, trustee, factor or otherwise, either alone or in company with others.

            (3) To promote or aid in any manner, financially or otherwise, any person, firm, association or corporation, and to guarantee contracts and other obligations.

            (4) To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform and carry out, contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.

            (5) To carry on any business whatsoever that this Corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this Corporation, and to do all things specified in The Tennessee General Corporation Act, and to have and to exercise all powers conferred by the laws of the State of Tennessee on corporations formed under the laws pursuant to which and under which this Corporation is formed, as such laws are now in effect or may at any time hereafter be amended and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

            The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this Corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term of provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

                                   ARTICLE VI

            The Corporation shall have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Corporation is organized and shall likewise have the powers provided by the Tennessee General Corporation Act, as codified in Tennessee Code Annotated, Sections 48-101, et seq., or as the same shall hereafter be amended.

                                  ARTICLE VII

            The property, affairs and business of the Corporation shall be managed by a Board of Directors. The number of Directors shall be as specified in the By-Laws of the Corporation. The Directors shall be elected by the stockholders at the annual meeting of the stockholders and each director shall be elected for a term of one (1) year or until his successor shall be elected and shall qualify. A director need not be a stockholder in order to serve on the Board of Directors.

            In furtherance and not in limitation of the powers conferred by the laws of the State of Tennessee, the Board of Directors is expressly authorized and empowered:

            (a) To make, alter, amend, and repeal the By-Laws, subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors;

            (b) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board in its sole discretion may determine, and to pledge or mortgage as security therefor any real or personal property of the Corporation, including after acquired property.

            (c) To determine whether any and, if so, what part of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

            (d) To establish bonus, profit sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors of the Corporation; to fix the amount of profits to be shared or distributed; and to determine the persons who participate in any such plans and the amount of their respective participations;

            (e) To designate by resolution or resolutions passed by a majority of the whole board one or more committees, each consisting of two (2) or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

            (f) To provide for the reasonable compensation of its own members in the By-Laws and to fix the terms and conditions upon which such compensation will be paid;

            (g) In addition to the powers and authority hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the laws of the State of Tennessee, these Articles of Incorporation, and the By-Laws of the Corporation.

                                  ARTICLE VIII

            The private property of the stockholders shall not be subject to the payment of any corporate debts to any extent whatever.

                                   ARTICLE IX

            The maximum number of Common Stock shares which the corporation shall have the authority to issue is 50,000 shares, having a par value of $10.00 per share. The maximum number of Preferred Stock shares which the corporation shall have the authority to issue is 50,000 shares, having a par value of $10.00 per share.

                                   ARTICLE X

            The Corporation will not commence business until consideration of $1,000.00 has been received from the issuance of shares.

                                   ARTICLE XI

            The provisions of this Charter of Incorporation may be amended, altered, or repealed from time to time to the extent, and in the manner prescribed by the laws of the State of Tennessee, and any additional provisions so authorized may be added. All rights herein conferred on the directors, officers, and stockholders are granted subject to this reservation.

            THE UNDERSIGNED APPLIED TO THE STATE OF TENNESSEE BY VIRTUE OF THE LAWS OF THE LAND FOR A CHARTER OF INCORPORATION FOR THE PURPOSES AND WITH THE POWERS DECLARED IN THE FOREGOING INSTRUMENT.

            Dated this 12th day of November, 1973, but to begin doing business on January 1, 1974.

                                            /s/ Walter T. Durham
                                            ------------------------------------
                                            WALTER T. DURHAM

                                            /s/ John R. Phillips
                                            ------------------------------------
                                            JOHN R. PHILLIPS

            I, JOE C. CARR, Secretary of State, do certify that this Charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me.

            This the 14th day of November, 1973.

                                                    JOE C. CARR,

                                                    SECRETARY OF STATE

                                                           FEE:  $110.00

PURSUANT TO THE PROVISIONS OF SECTION 48-20-06 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

PLEASE MARK THE BOX THAT APPLIES:

(COMPUTER ICON) AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF
                STATE.

(MOUSE ICON)    AMENDMENT IS TO BE EFFECTIVE, _______________________________.
                                              Month       Day      Year

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

1.    PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS ON RECORD:
                    Durham Manufacturing Co., Inc.
      IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:
                    Builders FirstSource of Nashville, Inc.

2.    PLEASE INSERT ANY CHANGES THAT APPLY:

      A.    PRINCIPAL ADDRESS (street) ____________________________________

            _______________________________________________________________
            (City)         (State)            (Zip Code)

      B.    REGISTERED AGENT ______________________________________________

      C.    REGISTERED ADDRESS (street) ___________________________________
                             TN
            _______________________________________________________________
            (City)         (State)            (Zip Code)         (County)

      D.    OTHER CHANGES.

3.    THE CORPORATION IS FOR PROFIT.

4. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS
      FOLLOWS:

5.    THE AMENDMENT WAS DULY ADOPTED ON  November 1, 1999   BY:
                                         Month  Day  Year

                   (NOTE: PLEASE MARK THE BLOCK THAT APPLIES)

(MOUSE ICON)     THE INCORPORATORS.

(MOUSE ICON)     THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH
                 WAS NOT REQUIRED.

(COMPUTER ICON)  THE SHAREHOLDERS.

Senior Vice President
General Counsel and Secretary           /s/ Donald F. McAleenan